Supplement dated July 8, 2008
To PROSPECTUS SUPPLEMENT dated June 27, 2008
(To Prospectus dated May 29, 2008)

$257,802,804 (Approximate)
LEHMAN MORTGAGE TRUST
Mortgage Pass-Through Certificates, Series 2008-4

Lehman Mortgage Trust 2008-4
Issuing Entity

Lehman Brothers Holdings Inc.	Structured Asset Securities Corporation
Sponsor and Seller	Depositor
______________________________

Notwithstanding anything to the contrary in the attached prospectus supplement dated June 27, 2008 (the ‘‘Prospectus Supplement’’) to the prospectus dated May 29, 2008 (together with the Prospectus Supplement, the “Prospectus”), Annex B to the Prospectus Supplement is hereby deleted in its entirety and replaced with Annex B to this supplement.

All of the other portions of the Prospectus shall remain unchanged. Capitalized terms used but not defined in this supplement have the meanings given to them in the Prospectus.

Underwriter:
LEHMAN BROTHERS
July 8, 2008

ANNEX B:
Principal Amount Decrement Tables

S-B-1

Percentage of Initial Class Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of CPR

	Class A1 Certificates
Date	5%	10%	15%	20%	25%
Initial Percentage	100	100	100	100	100
June 25, 2009	92	85	78	72	65
June 25, 2010	84	71	60	49	39
June 25, 2011	76	59	44	31	19
June 25, 2012	69	48	31	16	4
June 25, 2013	62	38	20	5	0
June 25, 2014	55	30	10	0	0
June 25, 2015	49	22	3	0	0
June 25, 2016	43	15	0	0	0
June 25, 2017	37	9	0	0	0
June 25, 2018	31	3	0	0	0
June 25, 2019	25	0	0	0	0
June 25, 2020	19	0	0	0	0
June 25, 2021	14	0	0	0	0
June 25, 2022	9	0	0	0	0
June 25, 2023	3	0	0	0	0
June 25, 2024	0	0	0	0	0
June 25, 2025	0	0	0	0	0
June 25, 2026	0	0	0	0	0
June 25, 2027	0	0	0	0	0
June 25, 2028	0	0	0	0	0
June 25, 2029	0	0	0	0	0
June 25, 2030	0	0	0	0	0
June 25, 2031	0	0	0	0	0
June 25, 2032	0	0	0	0	0
June 25, 2033	0	0	0	0	0
June 25, 2034	0	0	0	0	0
June 25, 2035	0	0	0	0	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
June 25, 2038	0	0	0	0	0

Weighted Average Life
Years to Maturity	7.20	4.32	2.96	2.22	1.75
Years to Optional Termination*	7.20	4.32	2.96	2.22	1.75
_____________________
*	Assumes the optional termination right with respect to each underlying trust fund is exercised

S-B-2

Percentage of Initial Class Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of CPR

	Class A2 Certificates
Date	5%	10%	15%	20%	25%
Initial Percentage	100	100	100	100	100
June 25, 2009	103	103	103	103	103
June 25, 2010	106	106	106	106	106
June 25, 2011	109	109	109	109	109
June 25, 2012	112	112	112	112	112
June 25, 2013	115	115	115	115	90
June 25, 2014	119	119	119	104	63
June 25, 2015	122	122	122	80	44
June 25, 2016	126	126	111	63	32
June 25, 2017	129	129	93	49	24
June 25, 2018	133	133	77	38	17
June 25, 2019	137	126	64	30	13
June 25, 2020	141	110	52	23	9
June 25, 2021	145	96	43	18	7
June 25, 2022	149	83	35	14	5
June 25, 2023	154	71	29	11	3
June 25, 2024	151	61	23	8	2
June 25, 2025	136	52	19	6	2
June 25, 2026	122	44	15	5	1
June 25, 2027	108	37	12	3	1
June 25, 2028	95	31	9	3	1
June 25, 2029	82	25	7	2	*
June 25, 2030	70	20	5	1	*
June 25, 2031	58	16	4	1	*
June 25, 2032	46	12	3	1	*
June 25, 2033	35	9	2	*	*
June 25, 2034	25	6	1	*	0
June 25, 2035	15	3	1	*	0
June 25, 2036	5	1	*	0	0
June 25, 2037	0	0	0	0	0
June 25, 2038	0	0	0	0	0

Weighted Average Life
Years to Maturity	21.59	16.51	12.43	9.47	7.31
Years to Optional Termination**	20.65	14.71	10.59	7.95	6.20
_______________
*	Indicates a value between 0.0% and 0.5%
**	Assumes the optional termination right with respect to each underlying trust fund is exercised

S-B-3